Exhibit 10.1

Second Amendment to
OTC Equity Prepaid Forward Transaction

THIS OTC EQUITY PREPAID FORWARD TRANSACTION SECOND AMENDMENT, dated as of May 8, 2024 (this “Amendment”), is entered into by and between Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“Seller”) and Complete Solaria, Inc., a Delaware corporation, (domesticated from Freedom Acquisition I Corp.) (the “Company”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the EPFT Contract (as defined below).

WHEREAS, Seller, Freedom Acquisition I Corp., a Cayman Islands exempted company (“FACT”) and Complete Solaria, Inc.(f/k/a Complete Solar Holding Corporation), a Delaware corporation (“Target”), entered into that certain OTC Equity Prepaid Forward Transaction, dated as of July 13, 2023, as amended from time to time prior to the date hereof and most recently amended on December 18, 2023 (collectively, the “EPFT Contract”);

WHEREAS, on July 17, 2023, FACT filed an application for deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which FACT was domesticated and continues as a Delaware corporation, changing its name to “Complete Solaria, Inc.”; and

WHEREAS, Seller and the Company desire to amend the EPFT Contract as set forth below.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Company and the Seller hereby agree to amend the following provisions of the EPFT Contract.

1.	Amendments.

(a)	The text in the section headed “Reset Price” in the EPFT Contract is deleted and replaced by:

“Reset Price:	The Reset Price is $1.00 per Share.”

(b)	The text in the section headed “VWAP Trigger Event” in the EPFT Contract is deleted and replaced by:

“VWAP Trigger Event:	After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.”

2.	Most Favored Nation. In the event the Company has entered into separate other OTC Equity Prepaid Forward Transactions or other similar type agreements (“Other Agreements”) with other investors (“Other Investors”), Company represents that it shall likewise amend the terms of such Other Agreements in a similar fashion to this Amendment such that the amended terms of the Other Agreements are not materially more favorable to such Other Investors thereunder than the terms of EPFT Contract as amended this Amendment are to Seller. For the avoidance of doubt, Company acknowledges and agrees that no other provisions are being modified in the Other Agreements other than the Reset Price or the VWAP Trigger Event provisions included herein, with such provisions not being modified in any different fashion in such Other Agreements than they are as amended herein. In the event that an Other Investor is afforded any more favorable amendment terms than Seller is being offered herein, Company shall promptly inform Seller of those more favorable terms in writing and in any event within one business day, and Seller shall have the right to elect to have such more favorable terms included in its EPFT Contract, in which case the EPFT Contract shall be promptly amended to effect the same.

3.	No Other Amendments. All other terms and conditions of the EPFT Contract shall remain in full force and effect and the EPFT Contract shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

4.	Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

5.	Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the EPFT Contract and, except as expressly modified and superseded by this Amendment, the terms and provisions of the EPFT Contract are ratified and confirmed and continue in full force and effect. All parties hereby agree that the EPFT Contract, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

6.	THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

In witness whereof, the duly authorized signatories of the undersigned have executed and delivered this Amendment as of May 8, 2024.

Company

Complete Solaria, Inc

Seller

POLAR MULTI-STRATEGY MASTER FUND, by its investment advisor, Polar Asset Management Partners Inc.